Oppenheimer Asset Allocation Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/31/87             0.1200            0.0000                 10.620
  10/23/87             0.0900            0.0000                  8.590
  12/24/87             0.0500            0.0050                  8.960
  03/25/88             0.0700            0.0000                  9.550
  06/24/88             0.0750            0.0000                  9.870
  09/23/88             0.1350            0.0000                  9.800
  12/23/88             0.1200            0.1900                  9.660
  03/23/89             0.1200            0.0000                 10.130
  06/23/89             0.1200            0.0000                 10.670
  09/22/89             0.1200            0.0000                 10.930
  12/22/89             0.1200            0.2900                 10.560
  03/23/90             0.1100            0.0000                 10.380
  06/22/90             0.1200            0.0550                 10.340
  09/21/90             0.1200            0.0000                 10.120
  12/21/90             0.1650            0.0000                 10.130
  03/22/91             0.1200            0.0000                 10.440
  06/19/91             0.1200            0.0000                 10.430
  09/20/91             0.1000            0.0000                 10.680
  12/20/91             0.0900            0.0000                 10.710
  03/27/92             0.0900            0.0000                 11.130
  06/26/92             0.0900            0.0000                 11.120
  09/25/92             0.0900            0.0000                 11.300
  12/30/92             0.1490            0.0000                 11.620
  03/26/93             0.0700            0.0000                 11.990
  06/25/93             0.1400            0.0000                 12.230
  09/24/93             0.1000            0.0000                 12.650
  12/28/93             0.1280            0.0120                 13.030
  03/25/94             0.0880            0.0000                 12.920
  06/24/94             0.1000            0.0000                 12.300
  09/23/94             0.1200            0.0000                 12.750
  12/28/94             0.2240            0.7870                 11.470
  03/24/95             0.0800            0.0000                 12.130
  06/23/95             0.1200            0.0000                 12.950
  09/22/95             0.1300            0.0000                 13.480
  12/27/95             0.1559            0.5628                 13.040


Class B Shares
  09/22/95             0.1300            0.0000                 13.460
  12/27/95             0.1419            0.5628                 13.000

Class C Shares
  12/28/93             0.1200            0.0120                 13.030
  03/25/94             0.0700            0.0000                 12.900
  06/24/94             0.0790            0.0000                 12.270
  09/23/94             0.0960            0.0000                 12.720
  12/28/94             0.1980            0.7870                 11.440

  03/24/95             0.0590            0.0000                 12.090
  06/23/95             0.0950            0.0000                 12.900
  09/22/95             0.1080            0.0000                 13.420

  12/27/95             0.1280            0.5628                 12.980

f:\rr\dnvshare\sai\1995\123195\240.sch
Oppenheimer Asset Allocation Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 12/31/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,157.28 1                      $1,633.25 .2
 (---------) - 1 = 15.73%         (---------)   - 1 = 10.31%
   $1,000                           $1,000

  Inception

  $2,076.23 .1151
 (---------) - 1 =  8.77%
   $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

  Inception

  $  955.30 2.9508
 (---------) - 1 = -1.38%
   $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                         Inception

  $1,206.89 1                      $1,212.36 .4800
 (---------) - 1 = 20.69%          (---------)   - 1 =  9.68%
   $1,000                            $1,000


Oppenheimer Asset Allocation Fund
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1. Average Annual Total Returns for the Periods Ended 12/31/95 (Continued):


Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,227.89 1                      $1,732.89 .2
 (---------) - 1 = 22.79%         (---------)   - 1 = 11.62%
   $1,000                           $1,000

  Inception

  $2,202.94 .1151
 (---------) - 1 =  9.52%
   $1,000


Class B Shares

  Inception

 $1,044.35  2.9508
(---------)   - 1 = 13.66%
   $1,000


Class C Shares

  One Year                         Inception

  $1,216.89 1                      $1,212.36 .4800
 (---------) - 1 = 21.69%         (---------)   - 1 =  9.68%
   $1,000                           $1,000


Oppenheimer Asset Allocation Fund
Page 4



2.  Cumulative Total Returns for the Periods Ended 12/31/95:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $1,157.28 - $1,000                   $1,633.25 - $1,000
    ------------------  = 15.73%         ------------------  = 63.33%
        $1,000                                $1,000

    Inception

    $2,076.23 - $1,000
    ------------------  = 107.62%
        $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

     Inception Year

    $  955.30 - $1,000
    ------------------  =  -0.47%
          $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

     One Year                            Inception

    $1,206.89 - $1,000                   $1,212.36 - $1,000
    ------------------  = 20.69%         ------------------  = 21.24%
          $1,000                                $1,000



Oppenheimer Asset Allocation Fund
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2.  Cumulative Total Returns for the Periods Ended 12/31/95 (Continued):

Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,227.89 - $1,000                   $1,732.89 - $1,000
    ------------------  =  22.79%        ------------------  = 73.29%
          $1,000                                $1,000

    Inception

    $2,202.94 - $1,000
    ------------------  = 120.29%
          $1,000


Class B Shares

    Inception

    $1,044.35 - $1,000
    ------------------  =   4.44%
          $1,000


Class C Shares

    One Year                             Inception

    $1,216.89 - $1,000                   $1,212.36 - $1,000
    ------------------  =  21.69%        ------------------  = 21.24%
          $1,000                                $1,000